Exhibit 99.1

Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters
Director - Investor Relations
(832) 239-6190 or (800) 934-6083

FOR IMMEDIATE RELEASE

NUEVO ENERGY COMPANY ANNOUNCES EXTENSION OF TENDER OFFER FOR OUTSTANDING 9 3/8% SENIOR SUBORDINATED NOTES DUE 2010

HOUSTON, Texas, June 15, 2004 – Nuevo Energy Company (“Nuevo”), a wholly owned subsidiary of Plains Exploration & Production Company (NYSE:PXP), announced today that it has extended the expiration date for its pending cash tender offer for its outstanding 9 3/8% Senior Subordinated Notes due 2010 (CUSIP number 670509AJ7) (the “Notes”) to 12:00 midnight, New York City time, on Monday, June 28, 2004.

The tender offer, which originally commenced on May 17, 2004, was scheduled to expire at midnight, New York City time, on Monday, June 14, 2004, unless extended.

As a result of the extension, holders of the Notes will be entitled to tender their Notes pursuant to the offer until 12:00 midnight, New York City time, on Monday, June 28, 2004. The extension does not amend or waive any term or condition of the tender offer other than the time of expiration.

Under the terms of the tender offer, withdrawal rights for the Notes have now terminated, and holders of the Notes may no longer withdraw tendered Notes. The terms of the tender offer, including the conditions to Nuevo’s obligations to accept any Notes for payment, are set forth in Nuevo’s “Offer to Purchase and Consent Solicitation Statement” dated May 17, 2004.

As of June 11, 2004, approximately $149,918,000 aggregate principal amount of Notes had been tendered for purchase and not withdrawn.

J.P. Morgan Securities Inc. is the dealer manager for the tender offer. Questions or requests for assistance may be directed to J.P. Morgan Securities Inc. (telephone: 800-245-8812 or 212-270-9153). Requests for documentation may be directed to Georgeson Shareholder Communications, the information agent (telephone: 212-440-9800 (for banks and brokers only) or 800-262-0158 (for all others toll-free).

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PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore and offshore California, West Texas, East Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning PXP’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include:

•	reliability of reserve and production estimates,

•	production expense estimates,

•	cash flow estimates,

•	future financial performance, and

•	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on certain assumptions PXP made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond PXP’s control. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2003, for a further discussion of these risks.

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